EXHIBIT 24.1

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Delek US Holdings, Inc., a Delaware corporation (the “Company”), does hereby constitute and appoint EZRA UZI YEMIN and ASSAF GINZBURG, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and file (i) the Company’s Registration Statement on Form S-8 (the “Form S-8”) with respect to the registration under the Securities Act of 1933, as amended, of shares of common stock, par value $0.01 per share, of the Company issuable in connection with the Delek US Holdings, Inc. 2016 Long-Term Incentive Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8, and (iii) any and all applications and other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and confirming all that each such attorneys-in-fact and agents, or any such substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This power of attorney may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
In witness whereof, the undersigned have hereunto set their hands and seals as of the date set forth below.

Signature	Title	Date
/s/ Ezra Uzi Yemin Ezra Uzi Yemin	Director (Chairman), President and Chief Executive Officer (Principal Executive Officer)	May 31, 2016
/s/ Assaf Ginzburg Assaf Ginzburg	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 31, 2016
/s/ William J. Finnerty William J. Finnerty	Director	May 31, 2016
/s/ Carlos E. Jordá Carlos E. Jordá	Director	May 31, 2016
/s/ Charles H. Leonard Charles H. Leonard	Director	May 31, 2016
/s/ Gary M. Sullivan, Jr. Gary M. Sullivan, Jr.	Director	May 31, 2016
/s/ Shlomo Zohar Shlomo Zohar	Director	May 31, 2016